Exhibit 99.1

Energy Services of America to Hold Investor Meetings at the 37th Annual ROTH Conference

Huntington, WV – March 11, 2025 – Energy Services of America (Nasdaq: ESOA), today announced management will host 1x1 investor meetings as part of the 37th Annual ROTH Conference on Monday, March 17, 2025. Investors that are interested in attending the conference or scheduling a meeting should contact their ROTH representative or can submit a request here.

About Energy Services

Energy Services of America Corporation (NASDAQ: ESOA), headquartered in Huntington, WV, is a contractor and service company that operates primarily in the mid-Atlantic and Central regions of the United States and provides services to customers in the natural gas, petroleum, water distribution, automotive, chemical, and power industries. Energy Services employs 1,300+ employees on a regular basis. The Company's core values are safety, quality, and production.

Investor Relations

Steven Hooser or John Beisler

Three Part Advisors, LLC

(214) 872-2710